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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 8, 1998

                    Healthdyne Information Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)

         Georgia                      0-270576                 58-2112366
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(State or other jurisdiction of     (Commission             (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


            1850 Parkway Place, Suite 1100, Marietta, Georgia 30067
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              (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (770) 423-8450
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

On June 8, 1998, the Company's Board of Directors increased the number of directors of the Company by two from nine to eleven and elected Scott A. Jones and Mark D. Shary to fill the vacancies on the Board. Mr. Jones was designated as a Class II director and Mr. Shary was designated as a Class III director, each to serve in such capacity until the next annual meeting of the shareholders of the Company, or until his earlier retirement, removal, death or resignation.

Mr. Jones is Chairman and Chief Executive Officer of Escient, LLC, a company located in Carmel, Indiana that is positioned to take advantage of the convergence of consumer electronics, the Internet, and computer technology industries.

Mr. Shary is Senior Vice President of Product Planning, Chief Financial Officer, Treasurer and Secretary of the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Healthdyne Information Enterprises, Inc.


                                     By:   /s/ Cheryl N. Blanco
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                                     Cheryl N. Blanco
                                     Vice President - Controller,
                                     Chief Accounting Officer,
                                     Assistant Treasurer and
                                     Assistant Secretary
                                     (duly authorized and principal
                                     accounting officer)

Dated: June 17, 1998